EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of SulphCo, Inc. (the “Company”) for the quarterly period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rudolf W. Gunnerman, Chief Executive Officer of the Company, and Loren J. Kalmen, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman
Chief Executive Officer

May 15, 2006

/s/ Loren J. Kalmen
Loren J. Kalmen
Chief Financial Officer

May 15, 2006

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.